FOR IMMEDIATE RELEASE

Contacts: Jerry W. Nix, Vice Chairman and CFO — (770) 612-2048

Sidney G. Jones, Vice President-Investor Relations – (770) 818-4628

GENUINE PARTS COMPANY
ANNOUNCES THIRD QUARTER 2012
EARNINGS RELEASE DATE AND CONFERENCE CALL

Atlanta, Georgia, September 28, 2012 — Genuine Parts Company (NYSE: GPC) plans to release Third Quarter Earnings on October 18, 2012. Management will also conduct a conference call on this date at 11:00 a.m. Eastern time. The public may access the call on the Company’s website, www.genpt.com, by clicking “Investor Services”, or by dialing 877-331-5106. The conference ID is 94840651. If you are unable to participate during the live call, a replay of the call will be available on the Company’s website or toll-free at 855-859-2056, ID 94840651, after the completion of the conference call until 12:00 a.m. Eastern time on November 2, 2012.

About Genuine Parts Company

Genuine Parts Company is a distributor of automotive replacement parts in the U.S., Canada and Mexico. The Company also distributes industrial replacement parts in the U.S., Canada and Mexico through its Motion Industries subsidiary. S. P. Richards Company, the Office Products Group, distributes business products nationwide in the U.S. and in Canada. The Electrical/Electronic Group, EIS, Inc., distributes electrical and electronic components throughout the U.S., Canada and Mexico. Genuine Parts Company had 2011 revenues of $12.5 billion.